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                                                                    EXHIBIT 23.4

                             CONSENT OF APPRAISERS

     We hereby consent to the reference to our firm under the captions "Experts" and "Description of the Notes" in the Registration Statement on Form S-4 of Kitty Hawk, Inc. ("Kitty Hawk") and related Prospectus, including any pre-effective and post-effective amendments thereto (collectively, the "Registration Statement"), relating to the proposed exchange offering of 9.95% Senior Secured Notes due 2004, and to the use therein of and reference to certain conclusions set forth in our appraisal reports relating to certain aircraft of Kitty Hawk and American International Airways, Inc. (prepared on behalf of Kitty Hawk) dated October 7, 1997, October 15, 1997 and October 17, 1997. We also hereby authorize Kitty Hawk to forward copies of such reports and letters to prospective investors in accordance with the "Available Information" section of the Registration Statement.

                                            PRO-TECH ADVISORS, INC.

                                            By:   /s/ GREGORY P. SNOWDEN
                                              ----------------------------------
                                              Name:  Gregory P. Snowden
                                              Title: President

Dayton Beach, Florida
December 23, 1997